Exhibit 10.2

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (“Agreement”) is entered into by Charles Mike Webre (hereinafter “You” or “Your”) and Frank’s International (hereinafter “Frank’s”). You agree to the terms of this Agreement in consideration of the following:

1. Last Day of Employment (Separation Date). Your last day of employment with Frank’s is November 6, 2015, unless the Company, in its discretion, may decide to release you earlier for reasons other than set forth below. In order to remain on the payroll until the aforementioned date and receive the Consideration set forth in Paragraph “2” below, you are required to: 1) continue to perform your duties to the satisfaction of the Company, (2) comply with all company policies and procedures, (3) and assist with transition duties, and additional projects, when and as needed. If you fail to comply with the obligations set forth above or voluntarily resign before the Separation Date, you will be removed from the payroll and forfeit eligibility for the Consideration set forth in Paragraph “2” below.

2. Consideration. After your employment ends on November 6, 2015 (hereinafter “Separation Date”), and you comply with the conditions set forth below, you will receive;

a.	36 weeks of current base salary, minus federal and state withholdings as severance pay;

b.	A single lump sum payment in the amount of $2,500.00, minus federal and state withholdings, to offset any future medical costs.

3. Release. In exchange for the above consideration, you now agree to the following terms, and on your last day of active work, you will also execute a General Release, copy attached, that contains those terms.

You hereby release and forever discharge, for you, your heirs, executors, administrators, legal representatives and assigns, Frank’s, its predecessors, successors, assigns, officials, officers, Board members, employees, subsidiaries, affiliated entities, agents, lessees, managers, underwriters and insurers, and every other person, firm, underwriter, insurer, partnership, organization or corporation, hereinafter referred to as “the Parties to be Released,” who might be, or might hereafter become liable for any and all claims, debts, damages and causes of action of whatsoever nature, whether known or unknown, whether growing out of tort, contract, quasi-contract, compensation, employment discrimination, or otherwise, including, but not limited to, the U. S. Constitution and laws of the United States, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act (“ADEA”), the laws of the State of any state which may provide you, or an heir, executor, administrator, legal representative and/or assign of you, with a cause of action for damages or injunctive relief, including but not limited to, breach of contract, liquidated damages, compensatory damages, wages, emotional or psychological damage or distress, punitive damages, attorney’s fees, medical and health insurance benefits, vacation benefits, penalties, interest, costs, employment, reemployment, or any other legally or equitably recoverable categories of relief which you have or may have against the Parties to be Released, their current or former officers, current or former employees, current or former managers, current or former members of the Board of Directors, directly or indirectly connected with your employment with Frank’s. You also agree to not seek employment with Frank’s in the next six months from Separation Date.

You acknowledge that you have had a reasonable opportunity to consider this Agreement. You understand and acknowledge that the payment to you of the amounts provided for herein will constitute receipt by you of consideration to which you are otherwise not entitled and that such amounts are sufficient to support this Agreement. You further acknowledge that you are not relying upon any representations, assertions, promises, assumed action or inaction, of any other person in entering into this Agreement. You acknowledge that the Parties’ complete agreement is contained in this document. You are signing this Agreement knowingly and willingly and have been advised to confer regarding it with counsel of his choice. You also agree that nothing in this Agreement is to be construed as an admission of liability of any nature.

4. Covenant Not to Sue. You represent that you have not filed any claims, lawsuits or actions with any local, state, or federal court against Frank’s and agrees not to do so based on any matter covered by this release of claims. You acknowledge that if you violate this Agreement by filing or bringing any claims, or actions contrary to this paragraph, except for filing a charge or complaint with the Equal Employment Opportunity Commission, in addition to any other remedies that may be available to the Company including, but not limited to, remedies for breach of contract, you will pay all costs and expenses of the Company in defending against such claims, or actions brought by you, including reasonable attorney’s fees.

5. Non-Disparagement. You agree to not make any disparaging or negative comments about Frank’s, its customers and its suppliers, and their respective managers, executives, employees and representatives.

6. Confidentiality. You agree to keep the terms and existence of this Agreement confidential to the extent allowed by law. You shall not voluntarily disclose the contents of this Agreement to other persons or third parties unless such disclosure (a) is consented to in writing by both parties, or (b) compelled by legal process such as subpoena or court or administrative order. In the event of such legal process, the party receiving such process shall promptly notify the other party to this Agreement in writing of such process in order to allow the other party the opportunity to oppose the disclosure of this Agreement or its contents.

You agree to notify the Company immediately in any circumstance in which you are served with a purported order of court and/or subpoena or any request for information enforceable by law regarding your employment with the Company. You will not in any manner oppose any effort by the Parties to be Released to contest said subpoena(s) and/or orders. You further will not respond to any request prior to the resolution of any challenge by the Parties to be Released to said subpoena(s) and/or orders.

You further acknowledge you have or have had access to confidential information. You agree to keep confidential any information obtained through the performance of your duties unless ordered to disclose such information by a court of law. For purposes of this Agreement, “Confidential Information” means all (i) non-public information, (ii) knowledge, (iii) data, (iv) trade secrets (i.e., anything that gives the Company a competitive advantage), (v) proprietary information, (vi) confidential information, or (vii) information provided to the Company by its customers, suppliers, contractors, subcontractors, agents or representatives (regardless of whether the Company is contractually obligated to keep such information confidential), obtained by you from or through the Company during the course of your employment with the Company, concerning the business or affairs of the Company or the Company’s customers, suppliers, contractors, subcontractors, agents or representatives. You also agree to return all documents and electronically stored data which relate to work performed by you and all company owned property.

7. Future Cooperation after Separation Date. After separation, you agree to make reasonable efforts to assist Frank’s including but not limited to: assisting with transition duties, assisting with issues that arise after separation of employment and assisting with the defense or prosecution of any lawsuit or claim. This includes but is not limited to providing deposition testimony, attending hearings and testifying on behalf of Frank’s. Frank’s will reimburse you for reasonable time and expenses in connection with any future cooperation after the separation date. Time and expenses can include loss of pay or using vacation time at a future employer. Frank’s shall reimburse you within 30 days of remittance by you to Frank’s of such time and expenses incurred, but in no event later than the end of the Employee’s tax year following the tax year in which you incur such time and expenses and such reimbursement obligation shall remain in effect for five years and the amount of expenses eligible for reimbursement hereunder during your tax year will not affect the expenses eligible for reimbursement in another tax year.

8. Non-solicitation. You acknowledge and recognize the highly competitive nature of the business of Frank’s. Without the express written permission of Frank’s, you agree that you will not for a period of two (2) years from the separate date, directly or indirectly solicit or hire employees of Frank’s for employment.

9. Property. You agree to return all Company property in your possession including, but not limited to vehicles, keys, access cards / devices, mobile phones, computers, laptops, external hard drives, flash and jump drives, credit cards and all files, documents, and records relating to the business affairs of the Company in whatever medium and of whatever kind of type.

You further agree that should it subsequently be determined by the Company that, notwithstanding the foregoing certification, you have inadvertently failed to return all proprietary or confidential information or documents in your possession or control related to the business and affairs of the Company, you will be obligated to promptly return to the Company such proprietary or confidential information and documents in your possession or control relating to the business and affairs of the Company.

10. 409A. Under the requirements of Section 409A of the Internal Revenue Code, because the Company is publicly traded, if a covered executive is a “specified employee” and the total amount of separation allowance payments payable in the first six months following the covered executive’s termination of employment under this and any other program, policy, plan or agreement with the Company and/or any of its affiliates exceeds an applicable limit and all payments will not be made within 2 1⁄2 months following the end of the calendar year in which the covered executive’s employment was terminated, then the Company will delay any payment that would cause the applicable limit to be exceeded and the payments will resume, without interest, beginning with the first regular payroll cycle that is six months following termination of employment. The applicable limit under Section 409A is an amount equal to the lesser of (A) two times the covered executive’s base annual rate of salary during the calendar year immediately preceding the year of his or her employment termination and (B) $530,000 (for 2015), subject to adjustment for later years under the Internal Revenue Code. The Plans Administration Committee will identify the covered executives who are specified employees in accordance with any method permitted under Section 409A and it will advise a covered executive if the specified employee delay applies to him or her.

11. Review Period. You acknowledge and certify you have been allowed up to forty-five (45) days to consider this Agreement. You understand by signing this Agreement before the expiration of forty-five (45) days, you are waiving the balance of the period.

12. Revocation. You understand you may revoke your acceptance of this Agreement at any time within seven (7) days after you execute it by sending written notice of any revocation to the Company during which time the payments set forth will be held in abeyance.

If you want to revoke this Agreement, you must deliver a written revocation to Brian Baird, Vice President, Chief Legal Officer at 10260 Westheimer, Suite 700, Houston, TX 77042 within 7 days after you signed this Agreement.

13. Supersedes Prior Agreements. Any and all previous written or verbal employment agreements or understandings between you and the Company regarding the termination of your employment with the Company are hereby revoked and cancelled. This Agreement does not, however, supersede, revoke, or cancel your obligations to the Company under any preexisting agreements, including but not limited to confidentiality agreement, non-compete agreement or other agreement which sets forth obligations you have to the Company which, pursuant to such agreement, survive your termination from the Company. This Agreement will be administered by Jenny Reed, Vice President Benefits, Compensation & Personnel, who will also resolve any issues regarding the interpretation, implementation, or administration of the benefits described above. However, the provision should not be construed to limit your legal rights if a disagreement exists to contest the decision of the Company’s Vice President Benefits, Compensation & Personnel.

14. Payment. After your last day of active work and once the Company receives your executed Agreements and the seven (7) day revocation period has expired, the Company will issue your severance payment in a lump sum, minus appropriate state and federal withholdings, in the Company’s next scheduled payroll.

15. Severability. The invalidity or unenforceability of a term or provision of this Agreement should not affect the validity or enforceability of any other term or provision of this Agreement, which will remain in full force and effect. Any titles or headings in this Agreement are for convenience only and shall have no bearing on the interpretation of this Agreement.

THIS SEPARATION AND GENERAL RELEASE AGREEMENT signed on this 11th day of June, 2015.

EMPLOYEE:	FRANK’S INTERNATIONAL, LLC

/s/ CHARLES MICHAEL WEBRE	BY:	/s/ DANIEL A. ALLINGER
Signature		Signature

Charles Michael Webre		SVP, Global Human Resources
Printed Name		Title

105 Stone Hill Rd.

Lafayette, LA 70508

OLDER WORKERS BENEFIT PROTECTION ACT INFORMATION

The Separation Benefit Program was offered to all employees. Following the receipt of applications from those employees who elected to participate in the Voluntary Separation Program, the decisions regarding the employees selected for separation and the offer of consideration for signing a waiver were made by Company management in Houston, Texas. These decisions were based on employee skills and abilities needed for the ongoing business needs of the Company. As set forth below, all employees who elected to participate were accepted by the Company.

Job Title	Age	Selected Applicants	Not Selected
Accounts Payable/Receivable	26	1	0
Accounts Payable/Receivable	45	1	0
Accounts Payable/Receivable	61	1	0
Administration Assistant	26	1	0
Administration Assistant	28	1	0
Administration Assistant	28	1	0
Administration Assistant	47	1	0
Administration Assistant	60	1	0
Administration Assistant	63	1	0
Assistant Controller	47	1	0
Aviation Maintenance	68	1	0
Benefits Administrator	32	1	0
Benefits Manager	57	1	0
Billing Manager	73	1	0
Caser	27	1	0
Casing Floor Hand	42	1	0
Casing Shop Hand	38	1	0
Casing Shop Hand	59	1	0
Casing Shop Hand	62	1	0
Chief Accounting Officer	42	1	0
Completions CAM Backpacker	33	1	0
COO of FWS	65	1	0
DDS Supervisor	49	1	0
Dispatcher	43	1	0
Dispatcher	67	1	0
Engineer	68	1	0
Executive Assistant	66	1	0
FC Tool Development Manager	68	1	0

Job Title	Age	Selected Applicants	Not Selected
Field Hand	22	1	0
Field Hand	25	1	0
Field Hand	29	1	0
Field Hand	29	1	0
Field Hand	30	1	0
Field Hand	30	1	0
Field Hand	32	1	0
Field Hand	43	1	0
Floor Hand	29	1	0
Floor Hand	30	1	0
Floor Hand	31	1	0
Inspector	40	1	0
Insurance Clerk	64	1	0
Inventory Control	65	1	0
Inventory Control	66	1	0
Laydown Operator	34	1	0
Laydown Operator	59	1	0
Laydown Operator	62	1	0
Laydown Operator	65	1	0
Maintenance Technician	19	1	0
Pipe Shop Hand	64	1	0
Pipe Yard Hand	39	1	0
Production Coordinator	23	1	0
Pusher	47	1	0
Pusher	48	1	0
Quality Assurance Administrator	45	1	0
Recruiting Assistant	66	1	0
RM Regional Sales Manager	65	1	0
Rotating Hand	29	1	0
Sales Manager	65	1	0
Sales Manager	65	1	0
Salesperson	60	1	0
Salesperson	61	1	0
Salesperson	49	1	0
Salesperson	65	1	0
Salesperson	68	1	0
Salesperson	69	1	0
Shipping/Receiving	63	1	0
Shop Foreman	32	1	0

Job Title	Age	Selected Applicants	Not Selected
Shop Hand	23	1	0
Shop Hand	23	1	0
Shop Hand	33	1	0
Shop Hand	63	1	0
Stabber	28	1	0
Stabber	33	1	0
Stabber	47	1	0
Stabber	49	1	0
Tong Operator	25	1	0
Tong Operator	42	1	0
Tong Operator	60	1	0
Torque Turn Tech	43	1	0
Truck Driver	49	1	0
Truck Driver	66	1	0
VP Of Business Development	70	1	0
VP of Engineering	59	1	0
VP of Sales	64	1	0
Welder	25	1	0
Welder	53	1	0
Welder	64	1	0
Welder	65	1	0
Yard Maintenance Technician	22	1	0
Yard Maintenance Technician	24	1	0

GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT (“Agreement”) is entered into by Charles Mike Webre (hereinafter “Employee”) and FRANK’S INTERNATIONAL (hereinafter “Frank’s”). Employee agrees to the terms of this Agreement in consideration of the following:

In exchange for the consideration stated in the Separation and General Release Agreement previously entered into between Employee and Frank’s (the “General Release”), Employee hereby releases and forever discharges, for Employee’s self, Employee’s heirs, executors, administrators, legal representatives and assigns, Frank’s, its predecessors, successors, assigns, officials, officers, board members, employees, stockholders, subsidiaries, parent companies, affiliated entities, agents, lessees, managers, underwriters and insurers, and every other person, firm, underwriter, insurer, partnership, organization or corporation, hereinafter referred to as “the Parties to be Released,” who might be, or might hereafter become liable for any and all claims, debts, damages and causes of action of whatsoever nature, whether known or unknown, whether growing out of tort, contract, quasi-contract, compensation, employment discrimination, or otherwise, including, but not limited to, the U. S. Constitution and laws of the United States, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, and any other law or laws of any state which may provide Employee, or an heir, executor, administrator, legal representative and/or assign of Employee, with a cause of action for damages or injunctive relief, including but not limited to, breach of contract, liquidated damages, compensatory damages, wages, emotional or psychological damage or distress, punitive damages, attorney’s fees, medical and health insurance benefits, vacation benefits, penalties, interest, costs, employment, reemployment, or any other legally or equitably recoverable categories of relief which Employee has or may have against the Parties to be Released, directly or indirectly connected with Employee’s employment with Frank’s.

THIS AGREEMENT is signed in                                 ,                         , on this         day of                                 , 2015.

Signature:

Printed Name: